As filed with the Securities and Exchange Commission on April 25, 2016

Registration No. 333-180775

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 8

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

 __________________________

WALKER INNOVATION INC.

(Exact name of registrant as specified in its charter)

__________________________

Delaware	6794	30-0342273
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Two High Ridge Park

Stamford, CT 06905

Phone: (203) 461-7200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

 __________________________

Jonathan Ellenthal

Vice Chairman, Chief Executive Officer

Two High Ridge Park

Stamford, CT 06905

Phone: (203) 461-7200

Jonathan Siegel

Chief Administrative Officer, General Counsel, Secretary

Two High Ridge Park

Stamford, CT 06905

Phone: (203) 461-7200

(Name, address, including zip code, and telephone number, including area code of agent for service)

 __________________________

Copies to:

Mitchell S. Nussbaum, Esq.

Loeb & Loeb LLP

345 Park Avenue

New York, NY 10154

(212) 407-4000

Approximate date of commencement of proposed sale to public: From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐		Accelerated filer	☐
Nonaccelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☒

This Registration Statement is a Post-Effective Amendment No. 8 to Registration Statement No. 333-180775 and shall hereafter become effective in accordance with Section 8(c) of the Securities Act of 1933, as amended.

EXPLANATORY NOTE

Walker Innovation Inc. (the “Registrant”), is filing this post-effective amendment to the Registration Statement on Form S-1 (File No. 333-180775) (the “Registration Statement”), originally filed with the Securities and Exchange Commission on April 17, 2012, to deregister any remaining unsold shares of the Registrant’s common stock, $0.001 par value per share, and to terminate the Registration Statement.

As a result of the expiration of the Effectiveness Period, as defined in and contemplated by the Registration Rights Agreement dated March 27, 2012, by and between Genesis Capital Advisors LLC, Genesis Opportunity Fund, L.P., Genesis Asset Opportunity Fund, L.P. and the Registrant, as amended by the Amendment thereto dated July 22, 2013, the Registrant has terminated all offerings of its securities pursuant to the Registration Statement. In accordance with an undertaking made by the Registrant in the Registration Statement to remove from registration by means of a post-effective amendment any securities which remain unsold at the termination of the offering, the Registrant hereby removes and withdraws from registration all securities of the Registrant registered pursuant to the Registration Statement that remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act and Rule 478 promulgated thereunder, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of Stamford, Connecticut on April 25, 2016.

WALKER INNOVATION INC.

Date: April 25, 2016	By:	/s/ Jonathan Ellenthal
Jonathan Ellenthal
Chief Executive Officer
(Principal Executive Officer)